                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of December 16, 1996, by and among DANIEL D. CROWLEY (the "Employee"), HEALTH SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Company") and FOUNDATION HEALTH CORPORATION, a Delaware corporation ("FHC").

         WHEREAS, FHC, the Company and the Employee entered into an Employment Agreement dated October 1, 1996 (the "Existing Agreement"), which the parties desire to amend and restate hereby;

         WHEREAS, FHC and the Employee entered into an Employment Agreement, dated April 22, 1994, as amended (the "Prior Agreement"), which was superseded by the Existing Agreement; and

         WHEREAS, each of the Company and FHC has determined that it is in its best interest and the best interests of its stockholders to retain the services of the Employee; and

         WHEREAS, the Employee desires to perform services for the Company on the terms set forth in this Agreement; and

         WHEREAS, the Company and FHC have entered into an Agreement and Plan of Merger, dated October 1, 1996 (such agreement, and as it may be amended from time to time, the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of the Company will be merged with and into FHC (the "Merger"); and

         NOW THEREFORE, the Company agrees to employ Employee and the Employee agrees to perform services for the Company on the terms hereinbelow set forth.

         1.      Term of Employment.

         (a) Term. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company for a one-year period commencing as of the date of consummation of the Merger (the "Merger Date") (such one-year period, the "Term"). The Term may only be extended by a resolution adopted by at least eight members of the Company's Board of Directors (the "Board").

         (b) Early Termination. Subject to Section 5, the Company may terminate the Employee's employment by giving the Employee 30 days advance notice in writing, provided, however, that the Employee may be terminated by the Company during the Term only by a resolution adopted by at least eight members of the Board. The Employee may terminate his employment by giving the Company 30 days advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement. Any such termination by the Company shall be in accordance with the notice provision of this Section 1(b).

         (c) Termination of Agreement. All of the obligations of the parties hereto which are required to be performed following the termination of the Employee's employment hereunder shall survive the termination or expiration of this Agreement.

         2.      Position and Duties.

         (a) Position. The Company agrees to employ the Employee as its Chairman of the Board. The Employee's duties as Chairman shall be to provide strategic support to the Company's officers, advise the Company on personnel and organizational matters, participate at the request of the Company's officers in resolving key operational issues and preside at Board meetings. The Employee shall perform such services primarily at the Company's headquarters.

         (b) Obligations. During the Term, the Employee shall devote his full business efforts and time to the Company and its subsidiaries and shall not render services to any other person or entity without the prior written consent of the Board. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Company.

         3.      Compensation.

         The Company shall compensate Employee for the services rendered under this Agreement as follows:

         (a) A base salary (the "Base Compensation") at the annual rate of $825,000 per year, payable in accordance with the customary payroll practices of the Company for the payment of officers.

         (b) Reimbursement for all reasonable expenses, including first-class air travel and lodging expenses, incurred on behalf of the Company, upon submission of appropriate documentation in accordance with the Company's general policies, as they may be amended from time to time during the Term.

         (c) In lieu of participation in the FHC Executive Incentive Plan (and such other management incentive programs as may be adopted by the Board to replace such Incentive Plan), $3,500,000 if the Employee remains employed as Chairman for the entire Term or is terminated earlier by the Company without Cause (as defined in Section 5(h) hereof) or by the Employee with Good Reason (as defined in Section 5(i) hereof). Such amount shall be paid in a lump sum in cash within ten (10) business days of the expiration of the Term or such earlier termination, whichever is applicable.

         4. Employee Benefits. During the Term (but without derogation of any of Employee's other entitlements under this Agreement):

         (a) Employee shall be entitled to full participation, on a basis commensurate with his position with the Company, in all plans of accident, medical, health, disability, pension, deferred compensation, savings and similar benefits which generally are made available to senior executives of the Company.

         (b) The Company shall continue to fund, or cause FHC to continue to fund, in either case, consistent with past practice, the premiums payable on life insurance policy with a death benefit of $1,000,000 in Employee's name and with a beneficiary of his choice.

         (c) The Company shall provide Employee membership to a leisure club, organization or affiliation of his choice. Such membership shall include any initiation fee and periodic dues and other reasonable fees charged by such organization.

         (d) The Company shall provide Employee with an automobile of his choice or an automobile allowance, which shall include payment of all maintenance, insurance and related expenses, in accordance with FHC's practice applicable to Employee immediately before the Merger.

         (e) The Company shall promptly pay the reasonable cost of the preparation of all of the Employee's tax returns upon the Employee's submission of receipts for such services to the Company.

         (f) Nothing in this Agreement shall limit in any way Employee's participation in any other benefit plans or arrangements as are from time to time approved by the Board or the Compensation Committee for senior executives of the Company.

         5.      Termination of Employment.

         (a) Severance Payment. Upon the Employee ceasing to be Chairman of the Company for any reason other than termination by the Company for Cause, the Employee shall receive a severance payment from the Company (the "Severance Payment"). The Severance Payment shall be paid in a lump sum in cash not more than five business days following such termination and shall be in an amount determined under Subsection (b) below.

         (b) Amount. The amount of the Severance Payment shall be $8,372,000, which equals 2.99 times the sum of the Employee's annual rate of Base Compensation plus the average of the annual bonuses awarded to the Employee for the three fiscal years of FHC ending in 1994, 1995 and 1996.

         (c) Benefits Programs. On the Merger Date, the Employee shall become fully vested in all awards theretofore granted to him and/or entitlements under the FHC 1990 Stock Option Plan and the FHC Supplemental Executive Retirement Plan (the "SERP"). If the Employee notifies the Company no later than the Merger Date that he elects to receive the SERP Amount (as defined below), on the later of the Merger Date or two business days after such notice is given, pursuant to and in full satisfaction of the Company's obligations to the Employee under the SERP, the Company shall pay to the Employee in a lump sum in cash $3,640,385 (the "SERP Amount"). The SERP Amount equals 90% of the actuarial equivalent of the Employee's Retirement Benefit (as defined in the SERP) as of December 31, 1996, as determined by FHC's





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
independent actuarial firm, Milliman & Robertson, Inc., using reasonable assumptions. If the SERP Amount is not paid, the terms of the SERP as in effect on the Merger Date shall remain in full force and effect; provided, however, that the actuarial equivalents for purposes of calculating lump sum payments under the SERP will be based on the 1983 group annuity mortality table blended 50% male and 50% female, and the average 30 year Treasury yield rate for the month prior to the month of the lump sum payment.

         (d) Benefits Coverage. During the three-year period commencing upon expiration of the Term or upon termination of Employee's employment during the Term by the Company without Cause, by the Employee for Good Reason, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the basic group insurance plans maintained by the Company, including (without limitation) life, disability, health and accident insurance programs, as if he were still an employee of the Company. The Employee shall also continue with those benefits outlined in Section 4(b), (c), (d), (e) and
(f). Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during such three-year period, the Company shall provide the Employee with the same level of coverage under individual policies at the same cost to Employee. In addition to the foregoing, the Company shall provide the Employee and his dependents with health (including, but not limited to, medical, dental and vision) insurance coverage for the remainder of his life, which coverage shall be no less beneficial to the Employee and his dependents than the coverage provided by FHC in effect immediately prior to the Merger. The Company shall also continue or cause FHC to continue in full force and effect and pay the premiums with respect to the FHC Split Dollar Insurance Plan for the benefit of the Employee until the expiration or termination of the Consulting Agreement (as defined below).

         (e) No Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source. Furthermore, any amount payable to the Employee pursuant to this Section 5 shall not be in lieu of any benefits to which he is or may be entitled under the FHC Deferred Compensation Plan and FHC Split Dollar Insurance Plan.

         (f) Consulting and Non-Competition Periods. On the date following termination of Employee's employment for any reason (other than for Cause or by death), including upon expiration of the Term, the consulting agreement, attached hereto as Exhibit A (the "Consulting Agreement"), shall become effective.

         (g) Rabbi Trust. Not later than the Merger Date, the Company shall make a contribution to a trust, substantially in the form of Exhibit B hereto (the "Trust"), in an amount equal to the sum of (i) $8,372,000 in respect of the Severance Payment; (ii) $3,500,000 in respect of the Employee's annual bonus; and (iii) $9,000,000 in respect of the consulting and non-competition fees.

         (h) Cause. For purposes of this Agreement, "Cause" shall mean (1) a willful act by the Employee which constitutes gross misconduct or fraud and which is materially injurious to the Company or (2) conviction of, or a plea of "guilty" or "no contest" to, a felony. No act or failure to act by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. No Cause shall be deemed to exist unless the Board has determined, by a resolution adopted with the affirmative votes of at least eight of its members, that Cause exists.

         (i) Good Reason. For purposes of this Agreement, "Good Reason" shall mean that the Employee has incurred a reduction in his Base Compensation or a substantial reduction in his authority or responsibility (as such authority and responsibility exists at the beginning of the Term), or has been notified that his principal place of work will be relocated by a distance of 100 miles or more from FHC's headquarters on the Merger Date (other than a relocation to San Francisco).

         6.      Limitation on Payments.

         (a) Basic Rule. Any other provision of this Agreement notwithstanding, the Company shall not be required to make any payment or transfer any property to, or for the benefit of, the Employee (under this Agreement or otherwise) that would be nondeductible by the Company by reason of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or that would subject the Employee to the excise tax described in Section 4999 of the Code. All mathematical calculations required by this section shall be performed by the independent auditors retained by the Company most recently prior to the Merger (the "Auditors"), based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

         (b) Reductions. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this section, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of Sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is nondeductible under Section 280G of the Code or is subject to an excise tax under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in Section 7872(f)(2) of the Code.

         7.      Pooling-of-Interest Accounting Rules.

         Any other provision of this Agreement (including the Exhibits hereto) shall be invalid to the extent that the specific implementation of that provision relating to the Employee would preclude the application of pooling-of-interests accounting treatment to a transaction (including the Merger) for which such treatment is to be adopted by the Company and which has been approved by the Board. If the pooling-of-interests accounting rules require the invalidation of one or more provisions of this Agreement (including the Exhibits hereto), the Employee shall not be entitled to receive, or shall be required to return to the Company, whichever is applicable, any compensation payable or paid pursuant to the provisions of this Agreement (including the Exhibits hereto) so deemed to be invalid. All determinations regarding the pooling-of-interests accounting rules for these purposes shall be made by the Board.

         8.      Successors.

         (a) Company's Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets and each entity that, directly or indirectly, becomes a parent corporation of the Company, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment immediately after the Merger Date. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets and each entity that, directly or indirectly, becomes a parent corporation of the Company.

         (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         9.      Confidential Information.

         During the Term and at all times thereafter, the Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) confidential information, proprietary data and customer lists of the Company, except as required by applicable law or legal process; provided, however, that "confidential information, proprietary data and customer lists" shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential





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
by persons engaged in the same business or a business similar to that conducted by the Company. The Employee agrees to deliver to the Company at the termination of the Consulting Period (as defined in the Consulting Agreement) all memoranda, notes, plans, records, lists, reports and other documents (and copies thereof) relating to the business of the Company which he may then possess or have under his control.

         10.     Mutual Releases.

         (a) The Employee hereby releases the Company and FHC, their affiliates and subsidiaries and their respective officers, directors and employees, from any and all liabilities and claims other than those arising out of this Agreement or the Exhibits hereto which he may have against any of them, including, without limitation, claims arising under any plan, program or policy for employee benefits, out of Employee's termination or retirement or any discrimination related claims. The provisions of this paragraph shall not apply to any of the Employee's rights under the terms of this Agreement (or the Exhibits hereto), including, without limitation, the plans described and the indemnity referred to in Section 11(i) hereof.

         (b) FHC, the Company, their affiliates and subsidiaries and their respective officers, directors and employees hereby release the Employee from any and all liabilities and claims other than those arising out of this Agreement or the Exhibits hereto which FHC, the Company, their affiliates and subsidiaries and their respective officers, directors and employees may have against the Employee, including, without limitation, claims arising under any plan, program or policy for employee benefits, or out of the Employee's termination or retirement. The provisions of this paragraph shall not apply to any of FHC's rights under the terms of this Agreement (or the Exhibits hereto).

         11.     Miscellaneous Provisions.

         (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement, the Consulting Agreement or the Trust have been made or entered into by either





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
party with respect to the subject matter hereof. This Agreement supersedes the Existing Agreement and the Prior Agreement. The Company, FHC and the Employee acknowledge and agree that subsequent to the Merger there would be deemed to be "Good Reason" under the Prior Agreement in the absence of this Agreement, and that the obligations of the Company hereunder are, in part, in consideration for the Employee not terminating his employment for "Good Reason" under the Prior Agreement immediately upon the Merger.

         (d) No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim with respect to any claim, debt or obligation against payments to the Employee under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

         (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement and the Consulting Agreement shall not affect the validity or enforceability of any other provision thereof, which shall remain in full force and effect.

         (g) Arbitration. In the event of any controversy or claim between the Company or any of its affiliates and the Employee arising out of or relating to this Agreement, the Consulting Agreement or the Trust, or the breach thereof, the Employee may retain counsel of choice at the expense of the Company. If either party delivers to the other party a written demand for arbitration of a controversy or claim then such demand shall be submitted to binding arbitration. The binding arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall take place in Sacramento, California. Each of the Company and the Employee shall appoint one person to act as an arbitrator, and a third arbitrator shall be chosen by the first two arbitrators (such three arbitrators, the "Panel"). The Panel shall have no authority to award punitive damages against the Company or the Employee. The arbitrator shall have no authority to add to, alter, amend or refuse to enforce any portion of the disputed agreements. The Company and the Employee each waive any right to a jury trial or to petition for stay in any action or proceeding of any kind arising out of or relating to this Agreement. The Company shall pay all fees, expenses and costs, including reasonable attorney, consulting, accounting and other fees, of the Employee relating to any controversy or claim as between them in good faith.

         (h) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

         (i) Indemnification. The Employee is not required to pay for expenditures associated with obtaining, enforcing or defending any rights or benefits under this Agreement, the Consulting Agreement or the Trust, or any other plan or arrangement maintained by the Company or its affiliates under which the Employee is or may be entitled to receive





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
compensation or benefits. Consequently the Company shall indemnify and hold harmless the Employee for all such expenditures and pay them as they become due.

         12. Effective Date. This Agreement shall be effective beginning on the Merger Date.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company and FHC by their duly authorized officer, as of the day and year first above written.



                                        ---------------------------------------
                                        Daniel D. Crowley


                                        HEALTH SYSTEMS INTERNATIONAL, INC.

                                        By
                                            -----------------------------------
                                        Title
                                               --------------------------------


                                        FOUNDATION HEALTH CORPORATION

                                        By
                                            -----------------------------------
                                        Title
                                               --------------------------------





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

                                                                      EXHIBIT A


                              CONSULTING AGREEMENT

        AGREEMENT (the "Agreement") made this 1st day of October, 1996, among Health Systems International, Inc., a Delaware corporation (the "Company"), Foundation Health Corporation, a Delaware corporation ("FHC") and Daniel D. Crowley.

        WHEREAS, the Company, FHC and Mr. Crowley have entered into an employment agreement (the "Employment Agreement"), dated as of October 1, 1996;

        WHEREAS, the Company and FHC entered into an Agreement and Plan of Merger, dated as of October 1, 1996;

        WHEREAS, the Company and FHC desire to continue to benefit from the experience and ability of Mr. Crowley in the capacity of a consultant to the Company upon termination of his employment;

        WHEREAS, Mr. Crowley is willing to commit himself to serve as a consultant to the Company, on the terms and conditions provided herein;

        NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Retention as a Consultant. The Company shall retain Mr. Crowley and Mr. Crowley shall serve the Company as an independent consultant, on the terms and conditions set forth herein.

        2. Term. This Agreement shall commence on the date following the termination of Mr. Crowley's employment for any reason (other than for Cause or death) after the Merger Date (as defined in the Employment Agreement) (the "Effective Date"), and shall expire three (3) years from the Effective Date, unless earlier terminated by reason of Mr. Crowley's death, by the Company for Cause or by Mr. Crowley in accordance with the immediately following sentence (the "Consulting Period"). At any time after the first anniversary of the Effective Date, Mr. Crowley may terminate this Agreement on thirty days prior written notice to the Company. After termination of this Agreement, the Company's sole obligation hereunder shall be to pay Mr. Crowley any earned and unpaid monthly payments attributable to prior portions of the Consulting Period. "Cause" shall mean (i) a willful act by Mr. Crowley which constitutes gross misconduct or fraud and which is materially injurious to the Company or (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony. No act, or failure to act, by Mr. Crowley shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. No Cause shall be deemed to exist unless the Company's Board of Directors (the "Board") has determined, by a resolution adopted with the affirmative votes of at least eight of its members, that Cause exists. Following the termination of this Agreement, subject to the third sentence of this Section 2 and the last sentence of Section 5(a) hereof, the Company's and Mr. Crowley's obligations under this Agreement shall cease.

        3. Duties. During the Consulting Period, Mr. Crowley shall render such consulting services to the Company as Mr. Crowley and the Company agree upon from time to time; provided, however, that Mr. Crowley will not be required to devote more than (a) 50% of his business time to the performance of such services during the first year of the Consulting Period, (b) 25% of his business time to the performance of such services during the second year of the Consulting Period, and (c) 10% of his business time to the performance of such services during the third year of the Consulting Period. In this regard, the Company shall provide Mr. Crowley reasonable notice of such consulting obligations and Mr. Crowley shall have the right to reschedule commitments to the Company to accommodate the requirements of his other outside interests.

        4. Place of Performance. Mr. Crowley shall perform his duties hereunder at such locations as are acceptable to him and the Company or by telephone consultation. To facilitate Mr. Crowley's performance during the Consulting Period, the Company shall furnish Mr. Crowley, at no more than a reasonable cost to the Company, an office and secretary reasonably satisfactory to Mr. Crowley which is located off premises of the Company's headquarters.
Mr. Crowley shall be allowed full use of facilities and other clerical assistance at the Company's offices of a quality, nature and to the extent made available to senior executive employees of the Company from time to time.

        5. Compensation and Related Matters. As compensation for the services to be rendered by Mr. Crowley hereunder and for providing the non-competition covenant set forth in Section 6 hereof, the Company shall make the following payments and provide the following benefits to Mr. Crowley:

                (a) Consulting and Non-Competition Fees. Subject to Section 2 hereof, in consideration for Mr. Crowley providing consulting services hereunder and the covenant not to compete set forth in Section 6 hereof, the Company shall pay Mr. Crowley a total of $6,000,000 during the first twelve months of the Consulting Period, $2,000,000 million during the second twelve months of the Consulting Period and $1,000,000 million during the third twelve months of the Consulting Period. Payments shall be made monthly in equal amounts. Notwithstanding the foregoing, the Company shall not be required to make any such payments if Mr. Crowley is not employed by the Company for one full year following the Merger Date (as defined in the Employment Agreement), unless Mr. Crowley's employment had been terminated earlier by the Company without Cause or by Mr. Crowley with Good Reason (as defined in the Employment Agreement). Mr. Crowley's obligations pursuant to Section 6 hereof shall continue for one year after the Effective Date notwithstanding that the Company is not required to make any payments hereunder.

                (b) Reimbursement of Expenses. The Company shall reimburse Mr. Crowley for reasonable business expenses incurred in the performance of Mr. Crowley's duties hereunder, including, but not limited to reasonable and necessary travel, entertainment or similar incidental expenses in connection with the provision of consulting services; provided, that such expenses shall be incurred and accounted for in accordance with the policies and procedures established by the Company from time to time for its senior executives.

                (c) Automobile. During the Consulting Period, the Company shall provide Mr. Crowley with the same automobile benefits provided to Mr. Crowley by FHC immediately prior to the Merger Date (as defined in the Employment Agreement).

                (d) Club Fees. During the Consulting Period, the Company shall provide Mr. Crowley membership in the leisure club, organization or affiliation of his choice in connection with Mr. Crowley' promotion of the business of the Company and other duties set forth herein; provided, that such expenses shall be incurred and accounted for in accordance with the policies and procedures established by the Company from time to time for its senior executives.

        6.      Non-Competition.

                (a) Subject to Section 2 hereof, for a period of three (3) years after the Effective Date, Mr. Crowley shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is in the health maintenance organization or group health insurance business (i) of the kind conducted by the Company (or any affiliate of the Company) on the Effective Date, and (ii) in the states where the Company (or any affiliate of the Company) operates its business on the Effective Date; provided, however, that the "beneficial ownership" by Mr. Crowley, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company and its affiliates would suffer irreparable injury if Mr. Crowley were to compete with the Company or any affiliate of the Company in violation of this Agreement and that the Company and its affiliates would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Mr. Crowley further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Mr. Crowley from competing with the Company or any affiliate of the Company in violation of this Agreement.

                (b) If it is determined by a court of competent jurisdiction in any state that the non- competition covenant in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

        7.      Successors; Binding Agreement.

                (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and each entity that, directly or indirectly, becomes a parent corporation of the Company, by agreement in form and substance satisfactory to Mr. Crowley, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets and each entity that, directly or indirectly, becomes a parent corporation of the Company.

                (b) This Agreement and all rights of Mr. Crowley hereunder shall inure to the benefit of and be enforceable by Mr. Crowley's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Mr. Crowley should die while any amounts would still be payable or benefits would still be provided to him and/or his family hereunder if he had continued to live, all such amounts and benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to Mr. Crowley's devisees, legatees, or other designees or, if there be no such designee, to Mr. Crowley's estate.

        8. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                 If to Mr. Crowley:

                          2001 Idaho Mine Court
                          Gold River, California  95670

                 If to the Company:

                          Health Systems International, Inc.
                          225 North Main
                          Pueblo, Colorado  81003
                          Attn:  General Counsel

         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        9. Modification of Agreement; Governing Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Mr. Crowley and such officer of the Company as may be specifically designated by the Board.
No waiver by either party hereto at any time of any breach by the other party hereto or, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

        10. Validity. The validity or enforceability of any provision or provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

        11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

        12. Entire Agreement. This Agreement and the Employment Agreement and the Exhibits attached thereto set forth the entire agreement of the parties hereto with respect to the performance of consulting services and the covenant not to compete contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto regarding such consulting services and covenant not to compete; and any prior agreement of the parties hereto in respect of such subject matters is hereby terminated and canceled.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       HEALTH SYSTEMS INTERNATIONAL, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       FOUNDATION HEALTH CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                          -------------------------------------
                                          DANIEL D. CROWLEY